UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011 (July 6, 2011)

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices) (Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Forms of Award Agreements under the Freescale Semiconductor Holdings I 2011 Omnibus Incentive Plan

On July 6, 2011, the Compensation and Leadership Committee of the Board of Directors of Freescale Semiconductor Holdings I, Ltd. (the “Company”) adopted the forms of Nonqualified Stock Option Award Agreement (employees), Nonqualified Stock Option Award Agreement (senior management), Restricted Share Unit Award Agreement (employees) and Restricted Share Unit Award Agreement (senior management) (collectively, the “Award Agreements”) to be used for grants under its 2011 Omnibus Incentive Plan. The following description of the Award Agreements is qualified in its entirety by reference to the Award Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

The Award Agreements generally provide for vesting of 25% of the applicable award on each of the first, second, third and fourth anniversaries of the date of grant. Under the terms of the option Award Agreements, upon termination due to death or disability, or by an executive for Good Reason in the case of senior management, the portion of the option that would have become vested and exercisable on the next scheduled vesting date will become vested and exercisable as of immediately prior to such termination, and will remain exercisable for twelve months. The options are generally exercisable for seven years from the date of grant. Under the terms of the restricted share unit Award Agreements, upon termination due to death or Disability, or by an executive for Good Reason in the case of senior management, the award will become vested for an additional number of shares equal to the number of shares that would have vested on the next anniversary of the date of grant if the individual had remained employed until such date. For purposes of the senior management Award Agreements, the definition of “Good Reason” is the definition contained in the executive’s employment agreement. The Award Agreements also contain covenants regarding confidential information, non-solicitation and non-competition that are effective following termination. If an individual breaches any such covenants during the one year period following the date of termination, any vested portion of the award and any shares acquired pursuant to the award will be forfeited and any proceeds from the sale of shares will be immediately repaid to the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form Nonqualified Stock Option Award Agreement (employees).

10.2	Form Nonqualified Stock Option Award Agreement (senior management).

10.3	Form Restricted Share Unit Award Agreement (employees).

10.4	Form Restricted Share Unit Award Agreement (senior management).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: July 11, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form Nonqualified Stock Option Award Agreement (employees).

10.2	Form Nonqualified Stock Option Award Agreement (senior management).

10.3	Form Restricted Share Unit Award Agreement (employees).

10.4	Form Restricted Share Unit Award Agreement (senior management).

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